SECURITIES ACCOUNT CONTROL AGREEMENT
(Third Party Intermediary)
     THIS SECURITIES ACCOUNT CONTROL AGREEMENT (this “Agreement”) is entered into as of July 10, 2007 by and among AILI Holding Corp., a Delaware corporation (“Customer”), Legend Merchant Group (“Intermediary”), and Laurus Master Fund, Ltd. (“Secured Party”).
RECITALS
     A. Customer maintains that certain account no. 12U411196407, and may now or hereafter maintain sub-accounts thereunder or consolidated therewith (collectively, the “Securities Account”) with Intermediary pursuant to an agreement between Intermediary and Customer dated as of July 10, 2007 (the “Account Agreement”), a copy of which is attached hereto as Exhibit A, and Customer has granted to Secured Party a security interest in the Securities Account and all financial assets and other property now or at any time hereafter held in the Securities Account.
     B. Secured Party, Customer and Intermediary have agreed to enter into this Agreement to perfect Secured Party’s security interests in the Collateral, as defined below.
     NOW, THEREFORE, in consideration of their mutual covenants and promises, the parties agree as follows:
     1. DEFINITIONS. As used herein:
     (a) the term “Collateral” shall mean: (i) the Securities Account; (ii) all financial assets credited to the Securities Account; (iii) all security entitlements with respect to the financial assets credited to the Securities Account; (iv) any and all other investment property or assets maintained or recorded in the Securities Account; and (v) all replacements or substitutions for, and proceeds of the sale or other disposition of, any of the foregoing, including without limitation, cash proceeds; and
     (b) the terms “investment property,” “entitlement order,” “financial asset” and “security entitlement” shall have the respective meanings set forth in the Uniform Commercial Code of the State of New York. The parties hereby expressly agree that all property, including without limitation, cash, certificates of deposit and mutual funds, at any time held in the Securities Account is to be treated as a “financial asset.”
     2. AGREEMENT FOR CONTROL. Intermediary is authorized by Customer and agrees to comply with all entitlement orders originated by Secured Party with respect to the Securities Account, and all other requests or instructions from Secured Party regarding disposition and/or delivery of the Collateral, without further consent or direction from Customer or any other party.
     3. CUSTOMER’S RIGHTS WITH RESPECT TO THE COLLATERAL. Without Secured Party’s prior written consent: (i) neither Customer nor any party authorized by Customer to act with respect to the Securities Account may give trading instructions to Intermediary with respect to the Collateral in the Securities Account; (ii) neither Customer nor any party other than Secured Party may withdraw any Collateral from the Securities Account; and (iii) Intermediary will not comply with any entitlement order or request to withdraw any Collateral from the Securities Account given by any party other than Secured Party.
     4. INTERMEDIARY’S REPRESENTATIONS AND WARRANTIES. Intermediary represents and warrants to Secured Party that:
     (a) The Securities Account is maintained with Intermediary solely in Customer’s name.
     (b) Intermediary has no knowledge of any claim to, security interest in or lien upon any of the Collateral, except: (i) the security interests in favor of Secured Party; and (ii) Intermediary’s liens securing fees and charges, or payment for open trade commitments, as described in the last paragraph of this Section.
     (c) Attached hereto as Exhibit A is a true and complete copy of the Account Agreement.
     (d) Attached hereto as Exhibit B is an accurate and complete statement of the financial assets in the Securities Account as of the date set forth in said statement.
     (e) Any claim to, security interest in or lien upon any of the Collateral which Intermediary now has or at any time hereafter acquires shall be junior and subordinate to the security interests of Secured Party in the Collateral, except for Intermediary’s liens securing: (i) fees and charges owed by Customer with respect to the operation of the Securities Account; and (ii) payment owed to Intermediary for open trade commitments for purchases in and for the Securities Account.
     5. AGREEMENTS OF INTERMEDIARY AND CUSTOMER. Intermediary and Customer agree that:
     (a) Intermediary shall flag its books, records and systems to reflect Secured Party’s security interests in the Collateral, and shall provide notice thereof to any party making inquiry as to Customer’s accounts with Intermediary to whom or which Intermediary is legally required or permitted to provide information.
     (b) Intermediary shall send copies of all statements relating to the Securities Account simultaneously to Customer and Secured Party.
     (c) Intermediary shall promptly notify Secured Party if any other party asserts any claim to, security interest in or lien upon any of the Collateral, and Intermediary shall not enter into any control, custodial or other similar agreement with any other party that would create or acknowledge the existence of any such other claim, security interest or lien.

     (d) Without Secured Party’s prior written consent, Intermediary and Customer shall not amend or modify the Account Agreement, other than amendments to reflect ordinary and reasonable changes in Intermediary’s fees and charges for handling the Securities Account.
     (e) Neither Intermediary nor Customer shall terminate the Account Agreement without giving thirty (30) days’ prior written notice to Secured Party.
     6. MISCELLANEOUS.
     (a) This Agreement shall not create any obligation or duty of Intermediary except as expressly set forth herein.
     (b) As to the matters specifically the subject of this Agreement, in the event of any conflict between this Agreement and the Account Agreement or any other agreement between Intermediary and Customer, the terms of this Agreement shall control.
     (c) All notices, requests and demands which any party is required or may desire to give to any other party under any provision of this Agreement must be in writing (unless otherwise specifically provided) and delivered to each party at the address or facsimile number set forth below its signature, or to such other address or facsimile number as any party may designate by written notice to all other parties. Each such notice, request and demand shall be deemed given or made as follows: (i) if sent by hand delivery, upon delivery; (ii) if sent by facsimile, upon receipt; and (iii) if sent by mail, upon the earlier of the date of receipt or three (3) days after deposit in the U.S. mail, first class and postage prepaid.
     (d) The prevailing party in the prosecution or defense of any action arising out of this Agreement, including any action for declaratory relief, shall be reimbursed by the party whose course of action necessitated such prosecution or defense for all costs and expenses, including reasonable attorneys’ fees (to include outside counsel fees and all allocated costs of the prevailing party’s in-house counsel), expended or incurred by the prevailing party in connection therewith, whether incurred at the trial or appellate level, in an arbitration proceeding, bankruptcy proceeding or otherwise.
     (e) This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties; provided however, that Intermediary may not assign its obligations hereunder without Secured Party’s prior written consent. This Agreement may be amended or modified only in writing signed by all parties hereto.
     (f) This Agreement shall terminate upon: (i) Intermediary’s receipt of written notice from Secured Party expressly stating that Secured Party no longer claims any security interest in the Collateral; or (ii) termination of the Account Agreement pursuant to the terms hereof and Intermediary’s delivery of all Collateral to Secured Party or its designee in accordance with Secured Party’s written instructions.

     (g) This Agreement shall be governed by and construed in accordance with the laws of the State of New York.
     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

LEGEND MERCHANT GROUP		LAURUS MASTER FUND, LTD.

By:	/s/ JOHN SHAW	By:
Name:	JOHN SHAW	Name:

Title:	PRESIDENT	Title:

Address:		Address:
30 Broad Street, 38th Floor		c/o Laurus Capital Management, L.L.C.
New York, New York 10004		335 Madison Avenue, 10th Floor
New York, New York 10017
Attention: Portfolio Services
Telephone: (212) 809-5568		Telephone: (212) 541-5800
FAX No.: (212) 809-5567		FAX No.: (212) 541-4434

AILI HOLDING CORP.

By:
Name:
Title:
Address:
c/o Mark Leben
333 Stanley Avenue
Brooklyn, New York 11207
Telephone: (718) 566-7763
FAX No.: (718) 566-7766
SIGNATURE PAGE TO
LEGEND SECURITIES ACCOUNT
CONTROL AGREEMENT

     (g) This Agreement shall be governed by and construed in accordance with the laws of the State of New York.
     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

LEGEND MERCHANT GROUP	LAURUS MASTER FUND, LTD.

By:	By:	/s/ David Grin
Name:	Name:	David Grin

Title:	Title:	Director

Address:	Address:
30 Broad Street, 38th Floor	c/o Laurus Capital Management, L.L.C.
New York, New York 10004	335 Madison Avenue, 10th Floor
New York, New York 10017
Attention: Portfolio Services
Telephone: (212) 809-5568	Telephone: (212) 541-5800
FAX No.: (212) 809-5567	FAX No.: (212) 541-4434

AILI HOLDING CORP.

By:
Name:
Title:
Address:
c/o Mark Leben
333 Stanley Avenue
Brooklyn, New York 11207
Telephone: (718) 566-7763
FAX No.: (718) 566-7766
SIGNATURE PAGE TO
LEGEND SECURITIES ACCOUNT
CONTROL AGREEMENT

     (g) This Agreement shall be governed by and construed in accordance with the laws of the State of New York.
     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

LEGEND MERCHANT GROUP	LAURUS MASTER FUND, LTD.

By:	By:
Name:	Name:

Title:	Title:

Address:	Address:
30 Broad Street, 38th Floor	c/o Laurus Capital Management, L.L.C.
New York, New York 10004	335 Madison Avenue, 10th Floor
New York, New York 10017
Attention: Portfolio Services
Telephone: (212) 809-5568	Telephone: (212) 541-5800
FAX No.: (212) 809-5567	FAX No.: (212) 541-4434

AILI HOLDING CORP.

By:	/s/ MARK LEBEN
Name:	MARK LEBEN
Title:	President
Address:
c/o Mark Leben
333 Stanley Avenue
Brooklyn, New York 11207
Telephone: (718) 566-7763
FAX No.: (718) 566-7766
SIGNATURE PAGE TO
LEGEND SECURITIES ACCOUNT
CONTROL AGREEMENT

EXHIBIT A

Correspondent New Account Form

Firm ID	Account Number	FC Number

☐ New Account ☐ Update

Account Type: ☐ Individual ☐ Investment Advisor ☐ Partnership ☐ Custodian ☐ Joint Tenants Rights of Survivorship ☐ Retirement ☐ Tenants in Common ☐ Charitable ☑ Corporation ☐ Trust ☐ Other

Additional documents may be required for any account type.

Account Ownership Information

Name & Address Primary Account Owner/Custodian/Trustee/Executor		Name & Address Joint Owner/Trustee/Additional Executors	
AILI Holding Corp. Mark Leben, President 268 Pearlsal Lawrence, NY 11559			
Taxpayer Identification Number 26-0498156	Date of Birth	Taxpayer Identification Number	Date of Birth
Business Phone 718-566-7763	Home Phone	Business Phone	Home Phone
Email Address*	Fax Number*	Email Address*	Fax Number*
Citizenship	Marital Status	Citizenship	Relationship to Primary Client
Citizenship Verified By*		Citizenship Verified By*	
Employer Name & Address (If retired, state previous employer)		Employer Name & Address (If retired, state previous employer)	
Occupation		Occupation	

Name & Address of Additional Joint Tenants/Trustees		
	Relationship*	Date of Birth*
	Taxpayer Identification*	Citizenship*
	Citizenship Verified By*	

Additional Client Information

Is either party or immediate family member affiliated with or employed by any securities firm, bank, or insurance company?
☐ Yes ☒ No
If yes, what firm and position?

Is either party or immediate family member a director, a 10% or greater shareholder or policy-making executive officer of a publicly traded company?
☐ Yes ☐ No
If yes, what firm and position?

Annual Income (all sources):
A. ☐ Under $50,000
B. ☐ $50,000 - 99,999
C. ☐ $100,000 - 249,999
D. ☐ $250,000 – 499,999
E. ☐ $500,000 – 999,999
F. ☐ $1,000,000 +
N. ☐ Client Refused*

J/T Annual Income (all sources):
A. ☐ Under $50,000
B. ☐ $50,000 - 99,999
C. ☐ $100,000 - 249,999
D. ☐ $250,000 – 499,999
E. ☐ $500,000 – 999,999
F. ☐ $1,000,000 +
N. ☐ Client Refused*

***Be aware that responses in this category will diminish reliability of exception reporting that relies on this information and additional documents may be required. Responses for this field will not be stored for record keeping purposes.**

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PAYER’S REQUEST FOR TAXPAYER IDENTIFICATION NUMBER AND CERTIFICATION
Disclosure of Account Information Under Securities and Exchange Commission Rule 14B-1{c), we will be obligated to provide your name, address and securities position to each requesting company whose securities we hold tor your account unless you object to such disclosure. The Rule prohibits companies from using any information so obtained for any purpose other than communicating with you.
If you object to the disclosure of your name, address and securities positions, you must check the “I OBJECT TO RELEASE OF INFORMATION” box on the Form w-9

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